Exhibit 5.1  Legal Opinion


                             THE LAW OFFICES OF
                             THOMAS C. COOK, LTD.
                        ATTORNEY AND COUNSELOR AT LAW
                         500 N. RAINBOW, SUITE 300
                           LAS VEGAS, NEVADA 89107
                           TELEPHONE: (702) 221-1925
                              FAX (702) 221-1963


                                                     October 24, 2007

To: Board of Directors, Nevada Processing Solutions, Inc.

Re: Registration Statement of Form S-1 (the "Registration Statement")

Gentlemen:

     We have acted as your counsel in connection with the issuance of 275,000 shares of common stock and 8,726,900 common shares issuable upon conversion of Series A Convertible Preferred stock of Nevada Processing Solutions, Inc., a Nevada corporation (the "Company") previously sold to and held by selling stockholders, $0.001 par value (the "Company Shares") on the terms and conditions set forth in the Registration Statement.

    In that connection, we have examined original copies, certified or otherwise identified to our satisfaction, of such documents and corporate records, and have examined such laws or regulations, as we have deemed necessary or appropriate for the purposes of the opinions hereinafter set forth.

     Based on the foregoing, we are of the opinion that:

     1. The company is a corporation duly organized and validly existing under the laws of the State of Nevada.

     2. The 275,000 shares of common stock were, and the 8,726,900 shares of common stock that may be issued in accordance with the terms of the preferred stock will be, validly issued, fully paid and non-assessable.

     We hereby consent to be named in the Prospectus forming Part I of the aforesaid Registration Statement under the caption, "Legal Matters" and the filing of this opinion as an Exhibit to said Registration Statement.

                                              Sincerely,

                                         /s/  Thomas C. Cook, Esq.
                                        --------------------------
                                              Thomas C. Cook, Esq.